EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE


                                                             Three months ended                       Nine months ended
                                                                 September 30,                           September 30,
                                                          ---------------------------        -------------------------------
                                                               1997           1996                1997               1996
                                                          ------------   ------------        ------------       ------------
Weighted average common shares outstanding                  12,806,047     12,885,000          12,847,587         12,879,708

Net effect of dilutive stock equivalents based
  on the treasury stock method using ending
  market price in 1997 and average market
  price in 1996                                                950,832        772,660             880,548            885,314
                                                          ------------   ------------        ------------       ------------
Total weighted shares outstanding                           13,756,879     13,657,660          13,728,135         13,765,022
                                                          ------------   ------------        ------------       ------------
                                                          ------------   ------------        ------------       ------------
Net income                                                $  1,818,021   $  1,346,320        $  4,371,188       $  6,104,768
                                                          ------------   ------------        ------------       ------------
                                                          ------------   ------------        ------------       ------------
Net income per share                                      $       0.13   $       0.10        $       0.32            $  0.44
                                                          ------------   ------------        ------------       ------------
                                                          ------------   ------------        ------------       ------------



                                       20